Exhibit 99.2

COOPERATIVE BANKSHARES, INC.

201 MARKET ST.

WILMINGTON, NC 28401

UNAUDITED SELECTED FINANCIAL DATA

NASDAQ SYMBOL: COOP

(In thousands, except per share data)

	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05
BALANCES AS OF:
ASSETS	$782,627	$746,266	$715,581	$667,080	$596,336
STOCKHOLDERS’ EQUITY	52,252	51,096	49,929	48,966	47,480
DEPOSITS	591,871	564,990	542,009	512,097	441,985
BOOK VALUE (4,312,952 SHARES as of 03/31/06)	12.12	11.87	11.60	11.39	11.06
NON-PERFORMING ASSETS:
ACCRUING LOANS 90 DAYS PAST DUE	2,006	9	316	566	321
NON-ACCRUAL LOANS	1,341	23	3	3	3
FORECLOSED REO	10	26	26	16	16

TOTAL NON-PERFORMING ASSETS	$3,357	$58	$345	$585	$340

	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05
FOR THE QUARTER ENDED:
NET INTEREST MARGIN (net interest income / average interest-earning assets)	3.60%	3.69%	3.69%	3.69%	3.76%
EARNING ASSETS / LIABILITIES	110.7%	111.5%	111.8%	111.7%	112.2%
STOCKHOLDERS’ EQUITY/ASSETS	6.68%	6.85%	6.98%	7.34%	7.96%
NET INCOME	$1,464	$1,457	$1,506	$1,391	$1,148

NET INCOME PER DILUTED SHARE	$0.33	$0.33	$0.34	$0.32	$0.26

DILUTED WEIGHTED AVERAGE NUMBER OF SHARES	4,395	4,386	4,379	4,374	4,372

ALLOWANCE FOR LOAN LOSSES
PROVISION	$585	$935	$575	$650	$325
CHARGE OFFS	7	19	18	22	25
RECOVERIES	5	3	—	1	5

BALANCE	$7,346	$6,763	$5,844	$5,287	$4,658